Exhibit 10.5

THIS AGREEMENT MADE IN DUPLICATE the 12th day of May, 2004.

BETWEEN:

UNITED WISCONSIN GRAIN PRODUCERS, LLC.

(Herein called “United Wisconsin”),

OF THE FIRST PART,

- and -

Diamond Sunset, LLC.

(herein called “DS LLC”)

OF THE SECOND PART.

AGREEMENT

THIS AGREEMENT MADE IN DUPLICATE the 12th day of May 2004

BETWEEN:

UNITED WISCONSIN GRAIN PRODUCERS, LLC.

(herein called “United Wisconsin”),

OF THE FIRST PART,

- and -

Diamond Sunset, LLC.

(herein called “DS LLC”)

OF THE SECOND PART.

AGREEMENT

WHEREAS United Wisconsin is engaged in the business of developing an ethanol production facility at Friesland, Wisconsin.

AND WHEREAS DS LLC is engaged in the business of providing independent consulting services;

AND WHEREAS United Wisconsin is desirous of engaging the services of the DS LLC, to provide services to United Wisconsin, upon and subject to the terms and conditions hereafter set forth;

AND WHEREAS, Diana Sirovina (herein Sirovina), of Milwaukee Wisconsin, is employed by DS LLC;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I - ENGAGEMENT, TERM AND RENEWAL

1.01                           Engagement.    United Wisconsin hereby engages DS LLC to provide the services as set out hereafter.

1.02                           Initial Term.    The initial term of this Agreement shall commence on May 12, 2004 and terminate on December 31, 2004, unless earlier terminated in accordance with the provisions of Article IV hereof.

1.03                           Renewal Term.    On or before December 31, 2004, United Wisconsin shall advise of its intentions with respect to the possible further engagement of the DS LLC for a further term, and the Consultant, within the same time period, shall advise United Wisconsin of its intentions in that regard.  The parties shall also discuss any amendments, modifications or variation to this Agreement as they may mutually agree in writing.

ARTICLE II - SERVICES

2.01                           Services.    DS LLC shall provide to United Wisconsin the services of Sirovina on a per day basis during the term of the contract.  The services will generally be provided between 8:00 a.m. and 5:00 p.m. Monday to Friday, but the parties agree to be flexible to accommodate each other’s scheduling.  The base location for the services shall be at Friesland, Wisconsin.  DS LLC acknowledges that travel to other locations will be required to fulfill requirements of the agreement.  United Wisconsin acknowledges that a portion of the work will be completed away from Friesland, at Milwaukee, for instance.  DS LLC confirms that Sirovina’s services will be available a minimum of 15 days per month.

2.02                           Responsibilities.    DS LLC will provide consulting services to assist United Wisconsin in the development of its business and grain procurement program.  These services will include; market review of potential off farm purchases, elevator supply agreements, and local competitors for corn deliveries, recommended procurement plan and strategy,  completion of the second phase of the Pro Exporter report, which requires specific marketplace information, consultation and reporting to the Board of Directors, written program document, promotion of the business with area producers and commercial grain handlers, negotiation of supply agreements with commercial grain handlers, cash price setting, risk management planning in conjunction with risk management consultant, customer service plans, advertising plan and roll out, staffing structure for the grain program administration, and other business development services as requested and allowable within the constraints of time.

2.03                           Additional Responsibilities.    Notwithstanding the responsibilities and services as set forth in Article 2.02 wherein, DS LLC shall provide other services reasonably requested by United Wisconsin consistent with the expertise of DS LLC.

2.04                           Services – Others.    During the term of this Agreement, DS LLC and Sirovina will not provide similar services to other firms engaged in the business of commercial grain procurement within United Wisconsin’s’ draw area.

2.05                           Reporting.   DS LLC shall report to and receive direction from the General Manager of United Wisconsin.  DS LLC will also report to the Board of Directors of United Wisconsin as requested by the General Manager.

2.06                           Non-Disclosure.    DS LLC shall not itself , and shall not permit any of its officers, directors, employees or shareholders, during the continuance of this Agreement or at any time thereafter, directly or indirectly to:

(a)                                  Disclose confidential information of United Wisconsin; or

(b)                                 Use for their own purposes or for any purposes any confidential information acquired through the provision of services under this Agreement.

ARTICLE III - FEE FOR SERVICES/EXPENSES

3.01                           Fees.    The fees to be paid by United Wisconsin to DS LLC for the services to be provided hereunder shall be $275.00 U.S. per day, plus agreed reimbursable expenses as described in this Article III.  Invoices for consulting services and expenses shall be submitted on the 17th and 2nd day of each month and payment shall be due on receipt.

3.02                           Home Office.    United Wisconsin will reimburse the DS LLC for expenses as incurred for agreed services access at DS LLC office location in Milwaukee, Wisconsin - for instance, phone service and use, DTN data service, cell phone, and internet access.

3.03                           Travel Expenses.    United Wisconsin shall reimburse DS LLC, at cost, for travel, meals, accommodation, and related expenses for services required at locations other than at Friesland, Wisconsin.  United Wisconsin will reimburse accommodation expenses in excess of two nights per week at its corporate hotel, currently in Columbus WI, and for travel beyond one round trip from Milwaukee to Friesland, Wisconsin per week.

3.04                           Automobile.    DS LLC will invoice United Wisconsin for automobile mileage in excess of the travel described above, provided United Wisconsin has approved same.

ARTICLE IV - TERMINATION

4.01                           Termination by United Wisconsin.    This Agreement may be terminated by United Wisconsin during the initial term or any renewal term upon payment of ten days fees plus any expenses generated up to time of termination to the Consultant.

4.02                           Termination by DS LLC.    This Agreement may be terminated by DS LLC during the initial term or any renewal term upon two (2) weeks written notice to United Wisconsin, however no notice will be required if DS LLC is not paid for the Notice Period.

ARTICLE V - DISPUTE RESOLUTION

5.01                           Arbitration.    If at any time a dispute, difference or question shall arise between the parties hereto concerning any question relating to this Agreement, the right or liabilities of any of the parties hereof, or any other dispute involving either the interpretation of this Agreement or anything contained herein, then any such dispute, difference or question shall be decided by arbitration, such arbitration to be initiated by one party serving written notice to the other party of its desire to have the matter arbitrated.  The matter requiring arbitration shall be referred to a single arbitrator if one can be mutually agreed upon by the parties within seven (7) days of the notice of desire for arbitration being served.  In the event that the parties cannot agree upon a single arbitrator, then each party shall name one arbitrator within a further period of seven (7) days there from and the arbitrators so named shall appoint one more arbitrator.  If either party refuses or neglects to appoint an arbitrator within the period herein set out, then the arbitrator appointed by the other party shall hear and determine the matter in issue as if he were a single arbitrator appointed by all parties for that purpose.  In the event that the arbitrators named by the parties to the arbitration cannot agree upon the additional arbitrator as above provided within seven (7) days of the date of appointment of the last of them, then after the expiry of such seven (7) day period, any one of the parties may apply to a Judge of the Court of Wisconsin or its successor to appoint the additional arbitrator to sit and hear the arbitration.  The decision arrived at by a single arbitrator or a majority of the arbitrators, as the case may be, shall be final and binding upon all the parties and no appeal shall lie there from.  The provisions of this section shall be deemed to be a submission to arbitration within the provisions of the Wisconsin Arbitration Act, and any statutory modification or re-enactment thereof.

ARTICLE VI - MISCELLANEOUS PROVISIONS

6.01                           Amendment by Consent.    The parties may by mutual consent at any time amend or vary the provisions of this Agreement, and such amendment or variation shall be evidenced by a written addendum to this Agreement to be signed by both parties hereto.

6.02                           Relationship.    The relationship established between United Wisconsin and DS LLC pursuant to this Agreement constitutes the Consultant as an independent contractor.  The parties agree that Sirovina will not be considered an employee of United Wisconsin during the course of this contract and that United Wisconsin will not be responsible for any payment, tax withholding, worker’s compensation, or other benefits to Sirovina.

6.03                           Governing Law.    The provisions of this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Wisconsin.

6.04                           Full Agreement.    The within Agreement contains all of the terms and conditions of the agreement between the parties hereto relating to the engagement of DS LLC, and there are no further representations or conditions not contained herein.

6.05                           Preamble.    The preamble, if any, hereto shall form and constitute an integral part of this Agreement.

6.06                           Non-Assignment.    This Agreement may not be assigned by DS LLC, and may not be assigned or transferred by United Wisconsin except with the prior written consent of DS LLC.

6.07                           Severability.    If any provision of this Agreement is unenforceable or invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement, and such provision shall be severable from the remainder of this Agreement.

6.08                           Independent Legal Advice.    Each of the parties acknowledges that it has read and understood the contents of this Agreement, and has obtained independent legal advice with respect to this Agreement.

6.09                           Liability.    United Wisconsin agrees to indemnify, defend and hold harmless Consultant for any liability, costs (including reasonable attorney fees), or claims for personal injuries or property damage caused by the negligent, wilful, or intentional act or omission to act of United Wisconsin, its members, owners, employees, or its agents.

6.10                           Notice.    Any notice required to be given hereunder by any party shall be deemed to have been well and sufficiently given if mailed by prepaid registered or certified mail, faxed or telegraphed to, or delivered at, the address of the other party hereinafter set forth:

(a)                                  To United Wisconsin Grain Producers, LLC.:

United Wisconsin Grain Producers, LLC.

P.O. Box 247

Friesland, Wisconsin

53935-0247

U.S.A.

Attention: Jeff Robertson

(b)                                 To Diamond Sunset, LLC.:

Diamond Sunset, LLC.

9428 West Eden Place

Milwaukee, Wisconsin

53228

Attention: Diana Sirovina

or at such other address as the other party may from time to time direct in writing, and any such notice shall be deemed to have been received if mailed or telecopied, seventy-two (72) hours after the time of mailing or telecopying, and if delivered upon the date of delivery.

6.10                           Counterparts.    This Agreement (including for these purposes any supplements or amendments) may be executed in any number of counterparts and by facsimile transmission with the same effect as if all parties hereto had executed the same document.  All counterparts shall be construed together and shall constitute one and the same Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the day and year first above written.

UNITED WISCONSIN GRAIN PRODUCERS LLC.

Per:	/s/ Kevin Roche

DIAMOND SUNSET, LLC.

Per:	/s/ Diana Sirovina